UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2014

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6000 Poplar Avenue, Suite 250, Memphis, TN 34119
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  1-888-224-6561

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment and Correction of Purchase and Sale Agreement

On July 15, 2015 the Company signed a Purchase and Sales Agreement (“Agreement”) for the acquisition of certain assets further described below and in the attached exhibits. This amendment is being filed to both clarify prior disclosures, and to provide an amended Purchase and Sale Agreement dated August 27, 2014 (Exhibit 10.17).

The previous agreement contained wording in regards to the acquisition of certain assets of three private entities that in an Exhibit erroneously included certain assets that were not part of the acquisition, which was of one hundred percent of certain tangible assets, and not one hundred percent of the assets or tangible assets of three private entities. A corrected asset listing is attached as Exhibit 10.20, including those assets not acquired thus correcting the prior 8k filing for the original Purchase and Sale Agreement.

The parties to the July 15,2014 agreement in review of the assets being acquired, and upon further due diligence and discussion, it was agreed to amend the agreement to reduce the number of shares being issued from the previously reported restricted ten million shares to two million restricted shares as follows :

1.      Purchase of Tangible Assets

The amended Agreement clarifies that the Company is acquiring the assets listed per the attached Exhibit 10.18 and Exhibit 10.20. The Company agreed to issue one million (1,000,000) restricted common shares for the purchase of these assets.

2.      Purchase of Oil Interests

The amended Agreement clarifies that the Company is acquiring a nineteen and a half percentage (19.5%) ownership interest of the seller’s ownership interest in oil and gas leases and oil and gas wells, in exchange for one million (1,000,000) shares of restricted common stock.

The Seller retains certain assets and continues to operate as it has done historically as an operating company, including maintaining its own permits as are standard in this industry, and maintains certain tangible and intangible assets not being purchased. The Seller’s principal business is an interests in certain oil and gas interests and servicing such interests.

Total Shares Issued and Consideration

The Company will not until all closing requirements have been met able to complete a review and establishment of final valuation of assets acquired ( both personal property and oil and gas interests) and consideration given; the two million shares (2,000,000) as of August 27.2014 had a value, at a closing market bid price of $.261, of $522,000.

This summary is qualified in its entirety by the actual agreement which is attached as an exhibit.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report, which is incorporated herein by reference, the Company issued 2,,000,000 restricted common shares to two individuals as sellers of in the purchase and sale agreement, in a transaction pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Transaction was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of the Securities Act. The issuance of the shares did not involve a public offering and was made without general solicitation or general advertising. The recipients represented that the shares were received for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The recipients were sophisticated investors due to knowledge of our industry. The shares of Common Stock issued have been not  registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

10.17	Amended Purchase and Sale Agreement dated August 27,2014

10.18	Amended Asset Purchase List

10.20	Bill of Sale : List of Tangible Assets Purchased and List of Assets Not Purchases

10.21	Oil and Gas Interests Acquired

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2014

First Colombia Gold Corp.

By:	/s/ E. Robert Gates
Name:	E. Robert Gates
Title:	Chief Executive Officer